Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426     (614) 766-1459 FAX

September 10, 2014

Board of Directors

Ben Franklin Financial, Inc.

Ben Franklin Bank of Illinois

830 E. Kensington Road

Arlington Heights, Illinois 60004

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Ben Franklin Financial, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Ben Franklin Bank of Illinois with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Ben Franklin Financial, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm